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                                                                   Exhibit 10.42

                        ADDENDUM TO EMPLOYMENT AGREEMENT
                        --------------------------------

          This Addendum to Employment Agreement (the "Addendum") is made and effective this 26th day of June, 1997, by and between Roger D. Emerick (the "Executive") and Lam Research Corporation (the "Company").

                                R E C I T A L S
                                ---------------

          A. The Executive is currently employed by the Company as its Chief Executive Officer pursuant to an Employment Agreement entered into by the parties effective as of July 1, 1996 (the "Employment Agreement"). The Executive also serves as Chairman of the Company's Board of Directors.

          B. Section 2(b)(iii) of the Employment Agreement provides that the Executive's employment with the Company shall terminate in the event the Company hires a successor to the Executive as Chief Executive Officer, and that in such event the Executive's status shall convert to that of a consultant, as contemplated by Section 6 of the Employment Agreement.

          C. Pursuant to an Agreement and Plan of Merger by and among the Company, Omega Acquisition Corporation and OnTrak Systems, Inc. dated as of March 24, 1997 (the "Merger Agreement"), the Company contemplates merging through a subsidiary with and into OnTrak Systems, Inc. (the "Merger") and entering into an employment agreement with James W. Bagley whereby Mr. Bagley will become the Company's Chief Executive Officer following the Merger and the Executive will continue to serve as the Company's Chairman.

          D. In light of the considerable services contemplated to be required of and performed by the Executive following the Merger, the Company and the Executive desire to amend the Employment Agreement to provide for the Executive's continued full-time employment by the Company following the Merger.
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          E.  Capitalized terms used in this Addendum and not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement.

              In consideration of the mutual covenants herein contained, the parties agree as follows:

              1.  Duties and Scope of Employment.  In the event the Merger is
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consummated and Mr. Bagley assumes the role of Chief Executive Officer of the
Company:

                  (a) The Executive shall continue as a full-time employee of the Company with, notwithstanding the provisions of the first sentence of
Section 1(a) of the Employment Agreement, such strategic, senior level duties and responsibilities as the Board may from time to time reasonably assign to him. Notwithstanding the provision of Section 8(d) of the Employment Agreement, the assignment of such duties shall not alone be deemed a material breach of the Employment Agreement or otherwise constitute an "Involuntary Termination."

                  (b) Effective as of the date Mr. Bagley assumes the role of Chief Executive Officer of the Company, Section 2(b)(iii) of the Employment Agreement is hereby deleted, and the first sentence of Section 6(a) of the Employment Agreement is hereby amended to read as follows:

     "Commencing upon the expiration of the Employment Period and ending June 30, 2002, unless sooner terminated in accordance with Sections (b) or (c) below (the "Consulting Period"), the Executive shall serve as a consultant to the Company."

          2.   Survival.  Except as otherwise provided herein, the terms and
               --------
conditions of the Employment Agreement shall remain in full force and effect.

          3.   Counterparts.  This Addendum may be executed in counterparts,
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each of which shall be deemed an original, but both of which together will constitute one and the same instrument.
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          IN WITNESS WHEREOF, each of the parties has executed this Addendum, in the case of the Company, by its duly authorized officer, as of the day and year first above written.

COMPANY                  LAM RESEARCH CORPORATION



                         By:
                             ------------------------------------
                         Title: Member of the Board of Directors



EXECUTIVE
                         ----------------------------------------
                         Roger D. Emerick